Exhibit 21.1

Subsidiaries

1.	Greenbrier Petroleum Corporation	U.S. (WV)
2.	Heaton Valves Limited	UK (inactive)
3.	McJunkin de Angola, LDA	Angola (inactive)
4.	McJunkin Nigeria Limited	Nigeria (inactive)
5.	McJunkin Red Man Asia Pacific Limited	Hong Kong
6.	McJunkin Red Man Canada Ltd.	Canada
7.	McJunkin Red Man de Mexico S. De R.L. de C.V.	Mexico
8.	McJunkin Red Man Development Corporation	U.S. (Delaware) (inactive)
9.	McJunkin Red Man International Corp.	BVI
10.	McJunkin Red Man International Services Corp.	BVI
11.	McJunkin Red Man Servicios S. De R.L. de C.V.	Mexico
12.	McJunkin Red Man UK Ltd	UK
13.	McJunkin Venezuela	Venezuela (inactive)
14.	Midway-Tristate Corporation	U.S. (New York) (inactive)
15.	Milton Oil & Gas Company	U.S. (WV)
16.	MRC Canada Holdings LLC	U.S. (Delaware)
17.	MRC Energy Piping AS	Norway
18.	MRC Flangefitt Limited	UK
19.	MRC Global Australia Pty Ltd	Australia
20.	MRC Global (Canada) ULC	Canada
21.	MRC Global Coöperatief B.A.	Netherlands
22.	MRC Global Cooperative Management LLC	U.S. (Delaware)
23.	MRC Global (Finland) Oy	Finland
24.	MRC Global (Korea) Limited	Korea

February 4, 2016

Exhibit 21.1

February 4, 2016 Exhibit 21.1 25.	MRC Global Middle East FZE	UAE
26.	MRC Global Norway AS	Norway
27.	MRC Global (Nouvelle-Calédonie)	New Caledonia
28.	MRC Global (Sweden) AB	Sweden
29.	MRC Global (Thailand) Company Limited	Thailand
30.	MRC Global (US) Inc.	U.S. (Delaware)
31.	MRC Management Company	U.S. (Delaware)
32.	MRC MSD Engineering Pte. Ltd.	Singapore
33.	MRC Scanfit Ltd.	UK
34.	MRC Services Company LLC	U.S. (Delaware)
35.	MRC Solberg & Andersen AS	Norway
36.	MRC SPF Middle East Pty Ltd.	Australia (inactive)
37.	MRC SPF Pty Ltd.	Australia
38.	MRC Stream AS	Norway
39.	MRC Teamtrade AS	Norway
40.	MRC Transmark B.V.	Netherlands
41.	MRC Transmark (Dragon) Limited	UK
42.	MRC Transmark France SAS	France
43.	MRC Transmark Group B.V.	Netherlands
44.	MRC Transmark Holdings UK Limited	UK
45.	MRC Transmark International B.V.	Netherlands
46.	MRC Transmark Italy S.r.l.	Italy
47.	MRC Transmark Kazakhstan LLP	Kazakhstan
48.	MRC Transmark Limited	New Zealand
49.	MRC Transmark Limited	UK

February 4, 2016

Exhibit 21.1

February 4, 2016 Exhibit 21.1 50.	MRC Transmark NV	Belgium
51.	MRC Transmark Pte. Ltd.	Singapore
52.	PT McJunkin Red Man Indonesia	Indonesia
53.	PT SPF Indonesia	Indonesia
54.	Red Man Pipe & Supply International Limited	Jamaica (inactive)
55.	Ruffner Realty Company	U.S. (WV)
56.	Teamtrade GmbH	Germany
57.	The South Texas Supply Company, Inc.	U.S. (inactive)

February 4, 2016